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VOTING INSTRUCTION CARD
For employees and management of the Company holding Employee Shares

                                    [LOGO]
                       CANADIAN NATIONAL RAILWAY COMPANY

  THIS IS YOUR VOTING INSTRUCTION CARD -- DO NOT DESTROY -- PLEASE ENSURE THE
        COMPLETION, EXECUTION AND RETURN OF THIS VOTING INSTRUCTION CARD

   This voting instruction card is executed pursuant to the provisions of the
                 Employee Share Investment Plan of the Company


Annual and Special Meeting Admission Ticket

Please present this ticket at the entrance to facilitate verification of your status as a shareholder.

The 2000 annual and special meeting of the shareholders and optionholders of Canadian National Railway Company will be held in the Ballroom, at the Sheraton Center, 1201 Rene-Levesque Blvd. West, Montreal, Quebec, on April 19, 2000 at 10:00 a.m., Montreal time.

Important notice
Quarterly Reports - Do you wish to receive them?

CN regularly provides full information to the press the day its quarterly results are announced. For this reason, many of our shareholders do not wish to receive by mail copies of the subsequent quarterly reports. By mailing these reports only to those shareholders who want them, the Company can achieve savings in both paper usage and expense.

To assist us with this program, please check the box below only if you wish to receive quarterly reports. Return this card, together with your proxy, in the postage paid envelope provided.

If this card is not returned, we will assume you do not wish to receive these reports; however, you will continue to receive the annual report and associated proxy material.

If you wish to receive the CN Quarterly Reports in 2000, please check here.

The undersigned holder of Employee Shares of Canadian National Railway Company (the "Company") hereby authorizes and directs The Trust Company of Bank of
Montreal or....................... to vote for or against, or withhold from voting, such shares in the manner indicated below, at the annual and special meeting of shareholders and optionholders of the Company to be held in Montreal, on Wednesday, April 19, 2000, at 10:00 a.m. (Montreal time) or at any adjournment or postponement thereof.
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1.   Approval of a special resolution relating to an Arrangement, as more particularly described in the accompanying Management Proxy Circular:

     [ ] Vote FOR                          [ ] Vote AGAINST

2.   Election of directors:

     The nominees proposed by the management of the Company are detailed in the accompanying Management Proxy Circular.

     [ ] Vote FOR all nominees             [ ] WITHHOLD my vote for all nominees


3.   Appointment of KPMG, LLP as auditors:

     [ ] Vote FOR                          [ ] WITHHOLD my vote


4. At his/her discretion, to vote upon any amendments to the above matters as may properly come before the annual and special meeting of shareholders and optionholders or any adjournment or postponement thereof.



Dated................, 2000            ....................................
                                       Signature of shareholder

NOTE 1 The shares represented by this voting instruction card will be voted for or against or withheld from voting as specified but, if no specification is made, the shares will be voted FOR each measure proposed.

NOTE 2 A holder of Employee Shares has the right to authorize and direct a person (who need not be a holder of common shares) other than The Trust Company of Bank of Montreal by striking out same and inserting the name of such person in the blank space provided. Any person representing a company must have been appointed to act at the meeting as the authorized representative of that company.

NOTE 3 This voting instruction card should be dated and must be executed by the holder of Employee Shares or his/her attorney authorized in writing. If this voting instruction card is not dated, it shall be deemed to be dated on the day on which it is mailed to the holder of Employee Shares. Voting Instruction Cards must be received by the trustee for the Employee Share Investment Plan, The Trust Company of Bank of Montreal, 1 First Canadian Place, 100 King Street West, Suite 5104, Toronto, Ontario, M5X 1A1, prior to 5:00 p.m. (Montreal time) on April 17, 2000, or if the meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned meeting is to be reconvened or the postponed meeting is to be convened.